EXHIBIT 99.1

Artelo Biosciences Announces Reverse Stock Split

Shares Expected to Begin Trading on a Split-Adjusted Basis on March 10, 2026

SOLANA BEACH, CA – March 6, 2026 – Artelo Biosciences, Inc. (Nasdaq: ARTL) (“Artelo” or the “Company”), a clinical-stage pharmaceutical company focused on modulating lipid-signaling pathways to develop treatments for people living with cancer, pain, dermatological, or neurological conditions, today announced that on February 27, 2026, Artelo’s Board of Directors approved a 3-for-1 reverse stock split (“Reverse Split”) of the Company’s common stock (“Common Stock”). The Company’s common shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market commencing at the market open, March 10, 2026. The Board of Directors determined the 3-for-1 ratio to be appropriate in order to increase the price per share of the Common Stock to improve its marketability and liquidity. The new CUSIP number for the Common Stock following the Reverse Split will be 04301G706.

As a result of the Reverse Split, each three shares of the Company’s issued and outstanding Common Stock will be automatically combined and converted into one issued and outstanding share of Common Stock. No fractional shares will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the 3-for-1 ratio will automatically be entitled to receive one whole share of Common Stock for each such fractional share. Each shareholder’s pro-rata percentage ownership will remain unchanged as a result of the reverse split and no further action is required by shareholders. All of the Company’s current outstanding warrants to purchase shares of Common Stock and other derivatives automatically adjust per their terms to reflect the reverse split. Immediately after the reverse split becomes effective, there will be approximately 708,258 shares of Common Stock issued and outstanding. For further details, all shareholders are invited to review the 8-K regarding this reverse split which will be filed March 6, 2026.

About Artelo Biosciences

Artelo Biosciences, Inc. is a clinical-stage pharmaceutical company dedicated to the development and commercialization of proprietary therapeutics that modulate lipid-signaling pathways, with a diversified pipeline addressing significant unmet needs in anorexia, cancer, anxiety, dermatologic conditions, pain, and inflammation. Led by an experienced executive team collaborating with world-class researchers and technology partners, Artelo applies rigorous scientific, regulatory, commercial, and treasury management practices, including digital assets, to maximize stakeholder value. More information is available at www.artelobio.com and X: @ArteloBio.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com

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